Exhibit 10.1

ENTRUSTED MANAGEMENT AGREEMENT

BETWEEN

Hou Renyi
Liu Zhenyu
Hou Longchao
Hou Cijiu
Yang Yang
Ling Yong
Li Xuefeng
Ke Hongwei
Li Wei
He Yue

AND

Wincroft, Inc.

As of October 20, 2008

This Entrusted Management Agreement (the "Agreement") is entered into as of the 20th day of October, 2008 in Chengdu, Sichuan province, P. R. China, by:

Party A (collectively referred to herein as “Party A”):

1. Hou Renyi,           a citizen of PRC
2. Liu Zhenyu,         a citizen of PRC
3. Hou Longchao    a citizen of PRC
4. Hou Cijiu              a citizen of PRC
5. Yang Yang           a citizen of PRC
6. Ling Yong            a citizen of PRC
7. Li Xuefeng           a citizen of PRC
8. Li Wei                   a citizen of PRC
9. Ke Hongwei         a citizen of PRC
10. He Yue                a citizen of PRC

and

Party B:     Wincroft, Inc., a corporation formed under the laws of the State of Nevada (“WCRF” or “Party B”, as the context requires), which owns 100% of Apollo Solar Energy, Inc., a corporation organized under the laws of the State of Delaware, United States (“ASE”), which owns 100% of the equity of Sichuan Apollo Solar Science and Technology Co. Ltd. (“Sichuan”), a wholly foreign-owned enterprise (WOFE) organized under the laws of the People’s Republic of China, with its registered address at 72-1-2 Airport Road, Jindu Section, Shuangliu County, Chengdu, Sichuan Province, P. R. China, 610207.

Party A and Party B are collectively referred to herein as the “Parties”.

Whereas:

1. Pursuant to that certain Merger Agreement dated October 14, 2008, by and among Wincroft, Inc., a Nevada corporation (“WCRF”), Apollo Solar Energy, Inc., a Delaware corporation and a wholly owned subsidiary of WCRF (the “Merger Sub”), and ASE, ASE and Merger Sub combined into a single company through the statutory merger of Merger Sub with and into ASE, with ASE as the surviving corporation, and ASE became a wholly owned subsidiary of WCRF (the “Merger”).

2.  Party A is comprised of the management and technical experts of Sichuan with expertise, experience and a reputation in the field of the Solar PV industry in China.

3. Party B has very limited experience in the technological and managerial fields related to Solar PV and other matters material to the management and operations of WCRF and its affiliated parties, and desires Party A to have responsibility and authority for the management of WCRF and its subsidiaries, and Party A is willing to serve in that capacity for WCRF and its subsidiaries.

4.  As partial consideration for such services and in full satisfaction of certain indebtedness of Sichuan to Party A, Party B agrees that 26.80 million shares of Common Stock of WCRF shall be issued to Party A.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

Article 1 Entrusted Management

1.1
As of and from the Effective Date (as defined below), Party B agrees that the management of WRCF shall be entrusted to Party A pursuant to the terms and conditions of this Agreement. Party A agrees to manage WRCF in accordance with the terms and conditions of this Agreement.

1.2	Party B agrees that 26.80 millions shares of Common Stock of WCRF, in the aggregate, shall be issued and delivered to Party A as soon as reasonably practicable following the date hereof.

1.3	Party B agrees to pay regular cash compensation and to implement a stock ownership incentive plan as further compensation for the management services of Party A.

（1） During the term of this Agreement, the regular cash compensation of Party A will be paid in RMB on a monthly basis.

（2） Party B shall implement the stock ownership incentive plan according to the performance of Party A.

（3） For the 3 year period immediately following the date of this Agreement, if the annual return on equity rate of WCRF is lower than 5%，Party A shall not be entitled to the issuance of any WCRF Common Stock under the stock ownership incentive plan with respect to such annual period, except with the consent of Party B.

1.4	The term of this Entrusted Management Agreement shall be from the date of this Agreement (the “Effective Date”) until the earlier to occur of the following (the “Entrustment Period”):

(1) the winding up of WRCF;

(2) 15 years from the date hereof; or

(3) the termination date of this Entrusted Management Agreement as determined by the Parties hereto.

1.5
During the Entrustment Period, Party A shall be fully responsible for the day-to-day management of WRCF. Party A’s management services shall include, without limitation, the following (except to the extent, if any, provided by applicable law):

(1)  Party A shall be responsible for the operation of WRCF, which includes the right to hire managerial and administrative personnel for WRCF and any of its subsidiaries.

(2) Party A shall administer the financial affairs and daily operations of WRCF and its subsidiaries such as entering into and performing contracts and paying taxes.

(3)  Party A shall have all other customary powers and duties associated with the management authority and responsibilities contemplated hereby. Party A shall be subject to WRCF’s policies, work rules, procedures, and approval practices, as generally in effect from time to time for all employees of WCRF, to the extent necessary and appropriate.

Article 2 Rights and Obligations of the Parties

2.1 During the Entrustment Period, Party B's rights and obligations shall include the following:

(1) Party B shall entrust the management of WRCF to Party A hereunder as of the Effective Date and deliver or cause to be delivered to Party A the appropriate business materials, business licenses and corporate seals of WRCF and its subsidiaries;

(2) Party B shall have the right to be advised of the business affairs of WRCF by Party A at any time and to provide proposals with respect thereto;

(3) Party B shall have the right to assist Party A in carrying out the management of WRCF and its subsidiaries;

(4) Party B shall not unreasonably and without cause intervene in Party A's management of WRCF in any manner by making use of voting powers of shareholders of WRCF (except to the extent, if any, required by applicable law);

(5) Party B shall not terminate this Agreement unilaterally with or without cause; and

(6) Party B shall benefit from its other rights and perform its other obligations under this Agreement.

2.2 During the Entrustment Period, Party A's rights and obligations hereunder shall include:

(1) Party A shall have the right to appoint general managers, deputy general managers, financial managers and other senior managerial personnel of WRCF;

(2) Party A shall benefit from its other rights and perform its other obligations under this Agreement.

(3) If the annual return on equity rate is lower than 5%，Party A shall cut the melon, except with the consent of Party B.

(4） The shares of WRCF held by Party A shall not be transferred within 3 years after Party A obtained the shares, except with the consent of Party B.

(5） After the expiration of above mentioned lock-up period, Party A may transfer the shares of WRCF held by Party A but shall not transfer in excess of 20% per year, except with the consent of Party B.

(6) Party A shall have all other customary powers and duties associated with the management authority and responsibilities contemplated hereby.

Article 3 Representation and Warranties

Each of the Parties hereto hereby represents and warrants to the other as of the date of this Agreement that:

(1) such Party has the right to enter into this Agreement and the ability to perform the same;

(2) this Agreement, upon execution, will constitute the binding and effective agreement of such Party;

(3) the execution of this Agreement, and performance of its obligations hereunder, by such Party will not:

(a) violate any provision of the business license, articles of association or other similar documents of such Party;

(b) violate any provision of the laws and regulations of the PRC or other governmental or regulatory authority or approval;

(c) violate or result in a breach of any contract or agreement to which such Party is a party or by which it is bound.

Article 4 Effectiveness

This Agreement shall take effect after it is duly executed by the authorized representatives of the parties hereto with signature.

Article 5 Term

Party A promises that the term of the management services Party A shall  provide to WRCF hereunder shall be 15 years.

Article 6 Liability for Breach of Agreement

During the Entrustment Period, any violation of any provisions herein by either Party constitutes breach of contract and the breaching Party shall compensate the non-breaching Party for the loss incurred as a result of this breach.

Article 7 Force Majeure

The failure of either Party to perform all or part of its obligations under the Agreement due to force majeure shall not be deemed a breach of contract. The affected Party shall present promptly valid evidence of such force majeure, and the failure of performance shall be settled through consultations between the Parties hereto.

Article 8 Governing Law

The construction, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People's Republic of China.

Article 9 Settlement of Dispute

Any disputes under this Agreement shall be settled at first through friendly consultation between the Parties hereto. In case no settlement can be reached through consultation, each Party shall have the right to submit such disputes to China International Economic and Trade Arbitration Commission. The place of arbitration is Beijing. The final arbitration award rendered by such commission shall be final and binding on both Parties.

Article 10 Confidentiality

10.1 The Parties hereto agree to cause their respective employees or representatives who have access to and knowledge of the terms and conditions of this Agreement to treat and hold confidential any of the terms and conditions of this Agreement and not disclose the same to any third party unless (i) expressly required under law, (ii) by request from judicial authorities or governmental departments, or (iii) with the consent of the other Party.

10.2 The obligations of confidentiality under Section 9.1 of this Article shall survive after the termination of this Agreement.

Article 11 Severability

11.1 Any provision of this Agreement that is invalid or unenforceable due to applicable laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

11.2. In the event of any invalidity or unenforceability of a provision hereof by virtue of the foregoing paragraph, the Parties hereto shall enter into a supplemental agreement reasonably designed to give effect, to the extent possible, to the intentions of such provision as soon as possible through friendly consultation.

Article 12 Non-waiver of Rights

12.1 Any failure or delay by any Party in exercising its rights under this Agreement shall not constitute a waiver of such right.

12.2 Any failure of any Party to demand that the other Party perform its obligations under this Agreement shall not be deemed as a waiver of its right to demand that the other Party perform such obligations later.

12.3 If a Party excuses the non-performance by the other Party of certain provisions under this Agreement, such excuse shall not be deemed to excuse any future non-performance by the other Party of the same, or any other, provision.

Article 13 Non-transferability

Unless otherwise specified under this Agreement, no Party can assign or delegate any of its rights or obligations under this Agreement to any third party nor can it provide any guarantee to such third party or carry out other similar activities without the prior written consent from the other Party.

Article 14 Miscellaneous

14.1 Any and all taxes arising from execution and performance of this Agreement and during the course of the entrusted management and operation shall be borne by the Parties respectively pursuant to the provisions of applicable laws and regulations.

14.2 Any written amendment entered into by the Parties hereto after the effectiveness of this Agreement shall be an integral part of this Agreement and have the same legal effect as part of this Agreement. In case of any discrepancy between any such amendment and this Agreement, the amendment shall prevail. In case of several amendments, the amendment with the latest date shall prevail.

14.3 This Agreement is executed by Chinese and English in duplicate, and in case of any conflict the English version shall prevail. Each of the original Chinese and English versions of this Agreement shall be executed in 6 copies. Each party shall hold two originals of each version, and the rest shall be used for governmental registration or other necessary approval purposes.

14.4 In witness hereof, the Agreement is duly executed by the Parties hereto as of the date first written above.

(Page of signature, no text)

Party A:

/s/ Hou Renyi
Hou Renyi (signature)

/S/ Liu Zhenyu
Liu Zhenyu (signature)

/s/ Hou Longchao
Hou Longchao (signature)

/s Hou Cijiu
Hou Cijiu (signature)

/s/ Yang Yang
Yang Yang  (signature)

/s/ Ling Yong
Ling Yong (signature)

/s/ Li Xuefeng
Li Xuefeng (signature)

/s/ Li Wei
Li Wei  (signature)

/s/ Ke Hongwei
Ke Hongwei (signature)

/s/ He Yue
He Yue (signature)

Party B:

/s/ Xiao Jin Wang
Name:  Xiao Jin Wang
Title: President